UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2006
GOLDEN STAR RESOURCES LTD.
(Exact name of registrant as specified in its charter)

CANADA	1-12284	98-0101955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10901 West Toller Drive, Suite 300 Littleton, Colorado (Address of principal executive offices)	80127-6312 (Zip Code)
Registrant’s telephone number, including area code: (303) 830-9000
No Change
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition
On March 29, 2006, Golden Star Resources Ltd. (“Golden Star” or the “Company”) issued a press release announcing its audited financial results for the year ended December 31, 2005 and other financial information and announcing that it will restate its reports on Form 10-Q for each of the quarters ended March 31, June 30 and September 30, 2005. Please see Item 4.02 for information regarding the restatement. A copy of the Company’s press release related to its financial result is attached hereto as Exhibit 99.1.
The information in this Form 8-K, including the information set forth in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
ITEM 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On March 27, 2006, the Company’s Audit Committee, based on management’s recommendation, determined that the Company’s unaudited consolidated financial statements for the quarters ended March 31, June 30 and September 30, 2005 should no longer be relied upon due to changes in the accounting for derivative instruments.
In the first quarter of 2005, EURO Ressources S.A., the Company’s approximately 53% owned consolidated subsidiary, implemented hedge accounting for its forward gold pricing derivatives established in January. EURO also used hedge accounting for additional derivatives acquired in August 2005. The Company has concluded that, although the derivatives are economically effective, they are not eligible for hedge accounting under Canadian GAAP, AcG-13, “Hedging Relationships”, nor under U.S. GAAP, Statement of Financial Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities”. As a result, Golden Star will restate its unaudited consolidated financial statements for the first three quarters of 2005 to recognize unrealized, non-cash mark-to-market valuations of EURO’s forward gold pricing derivatives in its statements of operations at the end of each period, rather than recognizing realized gains and losses only in the periods in which the derivatives were settled.
     The effects of the change on the results for the first three quarters of 2005 are shown below:

	First Quarter 2005		Second Quarter 2005		Third Quarter 2005
(millions, except per share)	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated
Loss on derivatives	$—	$1.3	$0.5	$0.6	$0.5	$5.5
Future tax asset provision	0.4	0.1	0.1	—	—	1.7
Net loss	(1.4)	(2.2)	(3.6)	(3.7)	(3.3)	(6.7)
Loss per share (basic)	(0.01)	(0.02)	(0.03)	(0.03)	(0.02)	(0.05)
Future tax asset	1.2	1.6	1.1	1.6	1.1	3.3
Loan fees	1.1	0.2	1.6	1.0	1.0	1.0
Fair value of derivatives	(1.0)	(1.3)	(0.5)	(1.9)	(0.6)	(7.4)
Other accrued liabilities	(10.3)	(10.2)	(13.2)	(12.7)	(23.3)	(22.4)
Golden Star filed its Annual Report on Form 10-K for the year ended December 31, 2005 on

March 29, 2006. The Form 10-K reflects the correct accounting for the EURO derivative positions as at December 31, 2005. Golden Star expects to file an amended Form 10-Q for each of the three quarters of 2005 within ten days.
Management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with Golden Star’s independent registered public accounting firm.
Forward-Looking Statements
     This report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ. Such statements include comments regarding the timing of the filing of amendments to Golden Star’s Form 10-Qs for the quarters ended March 31, June 30 and September 30, 2005 and the effect of the restatements on previously reported net losses in those periods. There can be no assurance that future developments affecting the Company will be those anticipated by management. Please refer to a discussion of risk factors in Golden Star’s Form 10-K for the fiscal year ended December 31, 2005.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
No.	Description
99.1	Press release of Golden Star Resources Ltd., dated March 29, 2006, reporting audited financial results for the year ended December 31, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: March 29, 2006

Golden Star Resources Ltd.
By:	/s/ Allan J. Marter
Allan J. Marter
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release of Golden Star Resources Ltd., dated March 29, 2006, reporting audited financial results for the year ended December 31, 2005.